Perficient®





Q1 2012 Financial Results Presentation

Published May 3, 2012

Experts in delivering
business-driven
technology solutions

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Perficient®

Safe Harbor Statement

Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2012. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2011 and our quarterly report on Form 10-Q for the quarter ended March 31, 2012. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient®

Reconciliation of Adjusted GAAP Measures

The following table provides a reconciliation of Perficient, Inc. GAAP EPS to Adjusted GAAP EPS:

	2012 - Low end of adjusted goal			2012 - High end of adjusted goal		
Full Year GAAP EPS	$	0.52		$	0.64	
Impact of non-GAAP items	$	0.36	(a)	$	0.34	(a)
Full Year Adjusted GAAP EPS	$	0.88		$	0.98	

(a) Adjusted GAAP items represent the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the related taxes, divided by fully diluted shares.

Note further discussion and reconciliation of Perficient, Inc. Non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished May 3, 2012.

Safe Harbor Statement

The adjusted GAAP and GAAP net income per share goals for 2012 outlined above are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this report. These risks and uncertainties include, but not limited to, the impact of competitive services, demand for services like those provided by the Company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the Company's growth, credit risks associated with the Company's accounts receivable, the Company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the Company's ability to identify, compete for and complete strategic acquisition and partnership opportunities, and other risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

Perficient®

Operating Metrics

(In millions)	Q1 2012	Q4 2011	% change	Q1 2012	Q1 2011	% change
Services Revenue (excluding reimbursable expenses)	$66,167	$61,255	8.0%	$66,167	$50,210	31.8%
Software Revenue	$4,614	$5,006	-7.8%	$4,614	$3,376	36.7%
Cash Flow from Operations				$1,863	$(6,871)	127.1%

ABR	Q1 2012	Q1 2011
North American Employees	$127	$123
All Employees	$117	$114

Utilization	Q1 2012	Q1 2011
North American Employees	81%	82%
All Employees	78%	76%

Average Headcount	Q1 2012	Q1 2011
North America Billable Employees	1,085	811
Subcontractors	180	161
Offshore Billable Employees	191	181
Total Billable Headcount	1,456	1,153
SG&A Headcount	266	183
Total Headcount	1,722	1,336

Perficient®

Solution Data

Revenue by Solution (top 10)	Q1 12	Q4 11	Q1 12	Q1 11
Business Integration	24%	22%	24%	15%
Portals/Collaboration	14%	21%	14%	22%
Custom Applications	14%	13%	14%	13%
EPM	8%	6%	8%	5%
CRM	7%	7%	7%	14%
Business Intelligence	7%	4%	7%	5%
Content Management Solution	6%	6%	6%	7%
Platform Solutions	4%	9%	4%	12%
Business Process Mgmt	4%	3%	4%	0%
Management Consulting	3%	3%	3%	0%

Perficient®

Industry Data

Revenue by Industry (top 10)	Q1 12	Q4 11	Q1 12	Q1 11
Healthcare Products & Services	32%	33%	32%	23%
Financial Services/Banking/Insurance	13%	14%	13%	13%
Automotive & Transport Products	9%	7%	9%	7%
Energy and Utilities	8%	7%	8%	8%
Telecommunications	6%	7%	6%	10%
Retail	5%	5%	5%	3%
Electronics & Computer Hardware	5%	2%	5%	2%
Manufacturing	4%	4%	4%	4%
Consumer Products & Services	4%	3%	4%	3%
Media	3%	1%	3%	1%

Perficient

Platform Data

Revenue by Platform	Q1 12	Q4 11	Q1 12	Q1 11
IBM	40%	39%	40%	32%
Microsoft	20%	17%	20%	18%
Oracle	11%	11%	11%	16%
TIBCO	7%	8%	7%	10%
Other	22%	25%	22%	24%
Totals	100%	100%	100%	100%